Exhibit 99.8
[LETTERHEAD OF CORPORATE ADVISORY ASSOCIATES INCORPORATED]
The Board of Directors
Redhook Ale Brewery, Incorporated
14300 NE 145th Street, Suite 210
Woodinville, WA 98072-6950
Dear Members of the Board:
We hereby consent to the inclusion of our valuation report as Annex C to, and to the reference thereto under the captions “SUMMARY — Widmer Valuation Report” and “THE MERGER — Widmer Valuation Report” in, the joint proxy statement/prospectus of Redhook Ale Brewery, Incorporated (“ Redhook”) and Widmer Brothers Brewing Company (“Widmer”) relating to the proposed merger transaction involving Redhook and Widmer (the “Joint Proxy Statement/Prospectus”), which Joint Proxy Statement/Prospectus is a part of the Registration Statement on Form S-4 of Redhook. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

CORPORATE ADVISORY ASSOCIATES INCORPORATED

By	/s/ T.S. Tony Leung

T.S. Tony Leung
CFA, ASA, CPA (Inactive)
Seattle, Washington
April 30, 2008